                                                                    EXHIBIT 10.3

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                           ASSET CONSULTING AGREEMENT

                               Huizhou One Limited
                                    as Owner

                                       and

                     Chinawe Asset Management (PRC) Limited
                                  as Consultant

                                 April 20, 2005

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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I Definitions                                                          3

   SECTION 1.01    DEFINED TERMS.                                              3

ARTICLE II CONSULTING, ADMINISTRATION AND MANAGEMENT OF ASSETS                 3

   SECTION 2.01    NATURE OF ASSETS; CONSULTANT TO ACT AS CONSULTANT.          3
   SECTION 2.02    CONSULTANT'S GENERAL OBLIGATIONS.                           4
   SECTION 2.03    ACTIONS PURSUANT TO OWNER'S DIRECTIONS.                     6
   SECTION 2.04    OWNER'S BANK ACCOUNTS.                                      6
   SECTION 2.05    MAINTENANCE OF INSURANCE POLICIES.                          6

   SECTION 2.07    CONSULTING FEE; PAYMENT OF EXPENSES.                        7
   SECTION 2.08    SALE OF ASSETS.                                             8
   SECTION 2.09    MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS.            8
   SECTION 2.10    CONSULTANT NOT REQUIRED TO MAKE ADVANCES.                   9
   SECTION 2.11    RELIANCE ON QUALIFIED ADVISORS.                             9
   SECTION 2.12    MATTERS REQUIRING APPROVAL OF OWNER.                        9
   SECTION 2.13    ACTIONS OF AGENT.                                          10
   SECTION 2.14    OWNER'S RIGHT TO APPOINT SUB-CONSULTANTS.                  10

ARTICLE III STATEMENTS AND REPORTS                                            10

   SECTION 3.01    REPORTING BY CONSULTANT.                                   10
   SECTION 3.02    ANNUAL CERTIFICATE.
   SECTION 3.03    ANNUAL ACCOUNTANTS' REPORTS.                               11
   SECTION 3.04    INSPECTION AND AUDIT RIGHTS.                               11

ARTICLE IV CONSULTANT                                                         11

   SECTION 4.01    REPRESENTATIONS AND WARRANTIES CONCERNING CONSULTANT.      11
   SECTION 4.02    MERGER OR CONSOLIDATION OF CONSULTANT.                     13
   SECTION 4.03    REMOVAL OF CONSULTANT.                                     13
   SECTION 4.04    CONSULTANT NOT TO RESIGN.                                  13
   SECTION 4.05    LIABILITY OF CONSULTANT.                                   13
   SECTION 4.06    CONSULTANT QUALIFICATION.                                  14
   SECTION 4.07    CONSULTANT INSURANCE.                                      14
   SECTION 4.08    FOREIGN CORRUPT PRACTICES ACT; INTEGRITY POLICY            14
   SECTION 4.09    CONFLICTS.                                                 14
   SECTION 4.10    PERSONNEL.                                                 14

ARTICLE V OWNER                                                               15

   SECTION 5.01    REPRESENTATIONS AND WARRANTIES CONCERNING OWNER.           15

                                       -i-

                                TABLE OF CONTENTS
                                   (continued)

                                                                            Page
                                                                            ----
   SECTION 5.02    DELIVERY OF RECORDS.                                       16
   SECTION 5.03    COOPERATION.                                               16
   SECTION 5.04    DESIGNATE REPRESENTATIVES.                                 16

ARTICLE VI DEFAULT AND TERMINATION                                            17

   SECTION 6.01    EVENTS OF DEFAULT AND TERMINATION.                         17
   SECTION 6.02    TERMINATION FOR CONVENIENCE.                               19
   SECTION 6.03    EFFECT OF TERMINATION.                                     19

ARTICLE VII MISCELLANEOUS PROVISIONS                                          19

   SECTION 7.01    TERMINATION OF AGREEMENT.                                  19

   SECTION 7.03    APPLICABLE LAW.                                            19
   SECTION 7.04    DISPUTE RESOLUTION.                                        20
   SECTION 7.05    NOTICES.                                                   20
   SECTION 7.06    SEVERABILITY OF PROVISIONS.                                21
   SECTION 7.07    PRIOR UNDERSTANDINGS.                                      21
   SECTION 7.08    ARTICLE AND SECTION HEADINGS.                              21
   SECTION 7.09    CONTROLLING VERSION.                                       21
   SECTION 7.10    DRAFTING PRESUMPTION.                                      21
   SECTION 7.11    CONFIDENTIALITY.                                           22
   SECTION 7.12    SUCCESSORS AND ASSIGNS.                                    23
   SECTION 7.13    INJUNCTIVE RELIEF.                                         23

EXHIBITS AND SCHEDULES

    Exhibit A      Definitions
    Exhibit B      Integrity Policy
    Exhibit C      Approved Matrix for Expenditure in Excess of RMB 20,000
    Exhibit D      Template for Monthly and Quarterly Report
    Exhibit E      Citigroup Policies
    Schedule 1     Loan List

                           ASSET CONSULTING AGREEMENT

     This ASSET CONSULTING AGREEMENT is made and entered into as of April 20,
2005 by and between Huizhou One Limited, a company validly incorporated and existing under the laws of Mauritius, and Chinawe Asset Management (PRC)
Limited.

                                    RECITALS

     A. Owner has acquired the Assets from China Great Wall Asset Management
Corporation, Guangzhou branch ("Great Wall").

                                      -ii-

     B. Owner desires to engage Consultant upon Owner's entrustment to provide consulting and advisory services with respect to the resolution of the Assets.

     C. Consultant hereby agrees to provide consulting and advisory services with respect to the resolution of the Assets pursuant to the terms of this
Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are expressly acknowledged, the parties agree as follows:

                                    ARTICLE I

                                   Definitions

     Section 1.01 Defined Terms. Capitalized terms used herein without definition have the meanings assigned to them on Exhibit A attached to this
Agreement. The use of any term defined on Exhibit A in their uncapitalized form indicates that the words have their normal and general meaning.

                                   ARTICLE II

               Consulting, Administration and Management of Assets

     Section 2.01 Nature of Assets; Consultant to Act as Consultant.

          (a) (i) Owner hereby appoints Consultant to provide the Consulting
Services pursuant to PRC Law and the business scope of the Consultant as approved by PRC government, and Consultant hereby accepts such appointment and hereby agrees to provide the Consulting Services pursuant to the terms of this
Agreement.

               (ii)Consultant will provide the Consulting Services in accordance with (a) applicable PRC Law, (b) the terms of this Agreement, (c) the directions given pursuant to this Agreement from time to time by Owner, and (d) its responsible and reasonable judgment, within its agency authority and in the interest of Owner, as to other appropriate actions, subject to the approval of
Owner. Consultant will perform all of its obligations under this Agreement with a view towards maximizing the returns to Owner, subject to the directions of
Owner.

               (iii) Consultant will (a) provide the Consulting Services in conformity with the requirements of this Agreement and customary prudent industry standards employed by providers of advisory and consulting services in respect of similar assets that act in a prudent manner in providing advisory and consulting services in respect of loans similar to the Assets and in accordance with the Integrity Policy and Citigroup Policies, (b) provide advisory, consulting and coordination services for the management and operation of the
Properties in conformity with the requirements of this Agreement and using customary prudent industry standards employed by consultants of similar properties that act in a prudent manner in providing advisory and consulting services for the management and operation of properties that are similar to the
Properties in the relevant markets, and (c) in any event, exercise the same

                                       -3-

standard of care and exercise the same judgment as if the action or failure to act were entirely for its own account and Consultant were a prudent and experienced consultant.

          (b) Consultant will be responsible for performing its obligations corresponding to its authorizations as set forth in this Agreement and will, in accordance with the written directions of Owner, advise Owner in relation to the maintenance of the security interest on the Properties and related collateral of the respective Loans.

          (c) Notwithstanding any provision set forth above, Consultant will have no authority to undertake any of the actions described in this Agreement unless the action has been approved in writing by Owner.

     Section 2.02 Consultant's General Obligations. Consultant's general obligations pursuant to this Agreement will be performing the following services
(the "Consulting Services") as and in the manner requested from time to time by
Owner from and after the date of this Agreement:

          (a) Advising and recommending to Owner on the method and manner of asset servicing which Consultant deems most appropriate in connection with the administration, management, restructuring, enforcement, settlement, resolution or disposition of the Assets;

          (b) Advising Owner in relation to the management and holding of collections in respect of the Assets;

          (c) Gathering, reviewing, assessing and analyzing the Loan Files and all relevant information in relation to the Assets;

          (d) Upon written request from Owner or as Consultant otherwise deems necessary, supervising and monitoring asset managers in contacting and interviewing promptly all Obligors to determine the financial condition of each
Obligor, the economic viability of the related Asset and the Obligor's intentions with respect to making payments in respect of the Asset;

          (e) Upon written request from Owner or as Consultant otherwise deems necessary, performing site inspections on the Properties to determine the condition and value of the Properties;

          (f) Preparing and developing Business Plans in respect of each Asset for Owner's approval, and reviewing and revising each Business Plan on a quarterly basis together with Owner and Umbrella Asset Services Hong Kong
Limited;

          (g) Supervising and monitoring asset managers in their implementation of the Business Plans, including proposing alternative resolution strategies to asset managers with the approval of Owner in appropriate circumstances;

          (h) Advising Owner and recommending specific actions to Owner in relation to Proceedings Management and the marketing and closing of sales of the
Assets at the directions of Owner, in each case in accordance with the Business
Plans;

                                      -4-

          (i) Preparing and delivering to Owner on each applicable Reporting
Date a monthly report detailing the performance of each Asset during the immediately preceding month, each such report to be in the form attached here to as Exhibit D;

          (j) Notifying Owner on a timely basis to execute all acts and documents and to perform all activities or transactions Owner deems necessary to preserve all rights arising in favor of Owner under the Loan Documents and any other relevant security or guarantee, cooperating with Owner with respect to effecting the transfer of title to the Assets or as required to protect the interest of Owner;

          (k) Reminding Owner to perform all acts, make all filings, give all notices, make and maintain all registrations and other modifications required by applicable PRC Law;

          (l) Notifying Owner as soon as reasonably practicable, and in any event within five (5) Business Days of receipt by Consultant, of all material communications with or received from Obligors;

          (m) Maintaining a complete set of books and records of Owner pertaining to the Assets to be monitored by Consultant as necessary, and ensuring that such books and records are kept in safe custody in the manner expected of a prudent consultant and not, without the prior written consent of
Owner, parting with custody or control of them, except, and with prompt notice to Owner, pursuant to any applicable PRC Law, court order or any directions of a statutory or governmental agency or other governing body with whose directions it ordinarily complies or as may be necessary in a proceeding to enforce
Consultant's rights hereunder;

          (n) Providing to Owner all information requested by Owner in order to maintain a complete set of books and records;

          (o) Preparation of regulatory reports required to be filed by Owner, upon request by Owner, relating to the ownership and administration of the
Assets;

          (p) Maintaining an effective system of audits and controls adequate to ensure that Consultant's agents, representatives, employees (including any seconded employees), and other staff perform their respective obligations, meet the requirements of Consultant set forth in this Agreement or pursuant to PRC
Law and comply with applicable laws and the Integrity Policy and the Citigroup
Policies;

          (q) Advising Owner in the selection, engagement and management of property managers and leasing agents for the Properties with the written consent of Owner; and

          (r) Recommending the engagement and management of Qualified Advisors retained upon written approval by Owner in connection with the consulting, administration, management, restructuring, enforcement, settlement, resolution or disposition of Assets.

     Section 2.03 Actions Pursuant to Owner's Directions.

          Consultant will provide the Consulting Services in relation to the
Assets in accordance with the Integrity Policy, Citigroup Policies and the directions of Owner.

                                      -5-

     Section 2.04 Owner's Bank Accounts.

          (a) Consultant shall, for all Liquidation Proceeds with respect to
Assets as entrusted to it, direct the Obligor and other Asset buyers to make payments into such accounts ("Owner's Bank Accounts") of Owner as Owner may notify Consultant in writing.

          (b) Consultant may, for the purpose of its own business operation, open bank accounts in accordance with the relevant regulations of bank account administration in PRC, and shall be able to determine the payment into and expenditure from such bank accounts.

          (c) Consultant will monitor the deposits made to the Owner's Bank
Accounts and shall provide Owner with the detailed monthly bank statement with respect to all handlings by it in relation to payments into the Owner's Bank
Accounts.

     Section 2.05 Maintenance of Insurance Policies. At the directions of Owner:

          (a) Consultant will advise Owner in relation to the maintenance in the name of Owner such fire and hazard insurance as is usual and customary in the
PRC. Consultant will also advise Owner in relation to the maintenance in the name of Owner with a Qualified Insurer such insurances for each Property provided such insurance is available in the PRC.

          (b) Consultant agrees to advise Owner in preparing and presenting claims in the maximum amount that may be properly claimed under each related insurance policy in a timely fashion in accordance with the terms of such policy and in taking such steps as are necessary to receive payment or to permit recovery thereunder. All policies required pursuant to this Section 2.05 will name Owner as loss payee.

          (c) Notwithstanding any of the foregoing provisions of this Section
2.05 to the contrary, the type, amount and terms of the insurance required by this Section 2.05 will be at least comparable to the type, amount and terms of insurance typically obtained by prudent Persons in PRC for property similar in type, quality and size to the Assets. In the event there is no comparable insurance typically obtained by prudent Persons for particular Loans or
Properties, Consultant will advise Owner accordingly and recommend to Owner insurance of the type, amount and terms Consultant considers appropriate.

     Section 2.06 Title and Management of Property. In the event that the Land
Use Rights to any Property or any other asset is transferred to Owner in payment or settlement in whole or part of any Loan, the Land Use Rights certificate, any assignment of Land Use Right or any other document effecting or evidencing ownership will be taken in the name of Owner, or otherwise as Owner directs.

     Section 2.07 Consulting Fee; Payment of Expenses. Owner and Consultant
agree that:

          (a) Owner shall pay to Consultant a base consulting fee (the "Base
Consulting Fee") on the date of this Agreement. The Base Consulting Fee shall be an amount equal to the US dollar equivalent of RMB [redacted pursuant to confidentiality request].

                                      -6-

          (b) In respect of the Assets of a particular Borrower advised upon by
Consultant, Owner shall pay to Consultant a consulting fee (the "Consulting
Fee"), payable monthly in arrear on the last Business Day of the relevant month.
The Consulting Fee shall be calculated as follows:

               (i) in respect of any period occurring between the date of this
Agreement and the date falling 18 months after the date of this Agreement, an amount equal to the US dollar equivalent of RMB[redacted pursuant to confidentiality request];

               (ii) in respect of any period occurring after 18 months from the date of this Agreement, an amount mutually agreed between Owner and Consultant prior to the date falling 16 months from the date of this Agreement (or such later date as is agreed between the parties).

          (c) Owner shall pay to Consultant a collection fee (the "Collection
Fee"), which fee shall equal [redacted pursuant to confidentiality request] of all actual collections and recoveries relating to the Assets (net of all costs and expenses incurred in the resolution of the Assets) during the relevant month. The Collection Fee shall be payable in arrear on the 15th Business Day of the calendar month immediately succeeding the month to which the Collection Fee relates.

          (d) If Owner has received from the resolution of the Assets a cumulative amount equal to the aggregate of the Purchase Price of the Assets and the costs and expenses incurred by Owner in the acquisition of the Assets plus an internal rate of return of [redacted pursuant to confidentiality request],
Owner shall pay to Consultant an incentive fee (the "Incentive Fee") in respect of the Assets of each Borrower advised upon by Consultant. The Incentive Fee shall be calculated as follows:

               (i) [redacted pursuant to confidentiality request] of the
aggregate amount of such excess profits necessary for Owner to earn not less than a [redacted pursuant to confidentiality request] internal rate of return and not more than a [redacted pursuant to confidentiality request] internal rate of return; PLUS

               (ii) [redacted pursuant to confidentiality request] of the aggregate amount of such excess profits necessary for Owner to earn more than a
[redacted pursuant to confidentiality request] internal rate of return and not more than a [redacted pursuant to confidentiality request] internal rate of return; PLUS

                                      -7-

               (iii) [redacted pursuant to confidentiality request] of the aggregate amount of such excess profits necessary for Owner to earn more than a
[redacted pursuant to confidentiality request] internal rate of return and not more than a [redacted pursuant to confidentiality request] internal rate of return; PLUS

               (iv) [redacted pursuant to confidentiality request] of the aggregate amount of such excess profits (if any) necessary for Owner to earn more than a [redacted pursuant to confidentiality request] internal rate of return.

          (e) For the avoidance of doubt, Owner and Consultant hereby agree and acknowledge that each of the Consulting Fee, the Collection Fee and the
Incentive Fee is payable by Owner to Consultant only in respect of Assets that are actually advised on by Consultant and is not payable in respect of Assets which are advised on behalf of Owner by a sub-consultant appointed by Owner in its sole discretion as contemplated in Section 2.14 or which are not advised on by Consultant for any other reason. Owner and Consultant hereby further agree and acknowledge that nothing in this Section 2.07 shall limit or restrict the right of Owner to give directions to Consultant pursuant to this Agreement in connection with the consulting of the Assets (including without limitation to accept or reject, in the sole discretion of Owner, a resolution proposal in respect of any Asset).

          (f) Without prejudice to the foregoing, Consultant shall be entitled to process payment or receive reimbursement from Owner for Property Protection
Expenses and other items expressly set forth herein or in any memorandum of understanding between Owner, on the one side, and Consultant, on the other side.

     Section 2.08 Sale of Assets.

          (a) To the extent approved by Owner in writing, Consultant, acting in the name of, and on behalf of Owner, may introduce Owner to potential purchasers, brokers or agents who will purchase or facilitate the sale and purchase of any Loan or Property.

          (b) Any sale of a Loan or Property will be without recourse, except that any contract of sale and assignment and conveyance documents may contain customary warranties of title and condition and such other representations and warranties as are acceptable to Owner and as are usual and customary in PRC, so long as (i) the only recourse for breach thereof is to Owner and not the shareholders of Owner and (ii) any such representations and warranties must terminate and no longer be in effect upon the scheduled date of dissolution of
Owner.

          (c) Liquidation Proceeds will be deposited in the Owner's Bank
Accounts.

     Section 2.09 Modifications, Waivers, Amendments and Consents.

          (a) Only Owner may agree to any modification, waiver or amendment of any term of a Loan. All modifications, waivers or amendments of a Loan must be in writing and executed by Owner.

                                      -8-

          (b) Owner may permit the Obligor to provide new collateral, substitute collateral for all or a portion of the related Asset (or other collateral pledged as security therefor), pledge additional collateral for the Asset or release part or all of the Asset (or other collateral pledged as security therefor). If the security interest in such collateral would be perfected by possession or if the collateral is perishable or otherwise requires special care or protection, then, prior to agreeing to such provision, substitution or addition of collateral, Consultant will make arrangements with servicer if appropriate, for such possession, care or protection; provided, however, that
Owner will not be required to be responsible for any provision, substitution or addition of collateral or to undertake any additional duties or obligations or incur any additional expense.

     Section 2.10 Consultant Not Required to Make Advances. Except as otherwise might be provided in this Agreement, Consultant will not be required to make any advances with respect to the payment of any expenses related to the Assets.

     Section 2.11 Reliance on Qualified Advisors. Consultant may rely upon the advice of a Qualified Advisor approved by Owner in connection with issues such as its exercise of any of Consultant's duties or obligations hereunder, how to obtain the approval of any governmental authority, etc. In connection therewith,
Consultant may rely upon any certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, valuation, bond or other document executed by an unaffiliated third party reasonably believed by
Consultant to be genuine and to have been signed or presented by the proper governmental authority. To the extent Consultant relies in accordance with this
Section, it will be deemed not to be in breach of its obligations under this
Agreement to the extent of such reliance; provided, however, that Consultant will not be relieved of any liability arising therefrom as a result of its own willful misconduct or negligence with respect thereto.

     Section 2.12 Matters Requiring Approval of Owner.

          (a) Consultant will not take any of the following actions directly or indirectly with respect to the Assets or any Property:

               (i) enter into any related commitments or agreements obligating
Consultant, Owner, Servicer or any Affiliate of Owner or Consultant to expend funds or otherwise incur any liabilities or other obligations in respect of or in connection with the related Assets;

               (ii)enter into any other commitments or agreements, or otherwise incur any expenditures, other than those expressly approved by Owner, unless the commitment, agreement, or expenditure is a Property Protection Expense; or

               (iii) enter into any contracts, other than those necessary or appropriate in connection with the consulting, administration, management, restructuring, enforcement, settlement, resolution or disposition of Assets or
Property in accordance with the directions of Owner.

          (b) For all purposes of this Agreement, whenever reference is made to approval or consent of Owner, such approval or consent shall mean that given by the Owner in accordance with Owner's Articles of Association.

                                      -9-

          (c) Owner acknowledges and agrees that actions with respect to distressed assets may require prompt action to avoid adverse consequences. With respect to any matter which requires approval or consent of Owner under this
Agreement and identified by Consultant in good faith as requiring prompt response, Owner will promptly review and make decisions with respect to any such matter. If Consultant has used good faith efforts to provide Owner with a reasonable amount of time to make such decision, Consultant shall incur no liability for any adverse consequences attributable to a failure by Owner to promptly review and make any such decision so identified by Consultant as requiring prompt response.

     Section 2.13 Actions of Agent. Consultant will not act on behalf of Owner or represent or hold itself out to other Persons as having the authority to act on behalf of Owner.

     Section 2.14 Owner's Right to Appoint Sub-consultants. Owner shall have the right, in its sole discretion, to appoint one or more sub-consultants to perform, in accordance with the written instructions of Owner, any or all of the duties to be performed by Consultant under this Agreement, provided that any fees, costs and expenses of any such sub-consultant shall be at the expense of
Owner and that each such sub-consultant agrees to act in accordance with the terms of this Agreement.

                                   ARTICLE III

                             Statements and Reports

     Section 3.01 Reporting by Consultant.

          (a) Consultant will render to Owner and such other person designated by Owner on each applicable Reporting Date a monthly report and a quarterly report, in each case, reflecting activity during the preceding calendar month or year, as applicable (or since the date of this Agreement in the case of the first such report); such report shall be in the form attached hereto as Exhibit
D.

          (b) Consultant will render to Owner and such other person designated by Owner a daily cash collection report.

          (c) Notwithstanding and in addition to the foregoing, Consultant will advise Owner in writing as to (i) material developments with respect to the
Assets, including any material change in the market value of any Asset, and (ii)
changes in PRC or regional markets or economy that may materially affect the
Assets.

          (d) Consultant will also render to Owner, upon request therefor, such other information with respect to the Assets and its management and resolution practices as may be reasonably requested by Owner.

          (e) Consultant will maintain records, of each Final Recovery
Determination until the earlier of (i) its termination as Consultant pursuant to this Agreement and the transfer of such records to a successor Consultant and
(ii) five (5) years following the date of such Final Recovery Determination.

                                      -10-

     Section 3.02 Annual Certificate. On or before ninety (90) days after the end of each Fiscal Year, commencing with Fiscal Year 2005, Consultant will deliver to Owner a Consultant's Certificate to the effect that a review of the activities of Consultant through the end of the last Consulting Period covered by a certificate pursuant to this Section 3.02 has been made under the supervision of the officer providing Consultant's Certificate and that, to the best of such officer's knowledge, based on that review, no Event of Default has occurred and is continuing with respect to Consultant.

     Section 3.03 Annual Accountants' Reports. After the end of the first Fiscal
Year of Consultant, Consultant shall designate, in accordance with applicable
PRC Law, an accountant approved by Owner to conduct an audit on the consulting practices of Consultant and the financial records and material documents of
Owner, including all material records relating to the Assets, such audit to cover, without limitation, those areas covered by a SAS 70 audit.

     Section 3.04 Inspection and Audit Rights.

          Consultant will permit during Consultant's normal business hours and as often as reasonably requested any representative of Owner or other person designated by Owner to examine all the books of account, records, reports, agreements and other papers of Consultant relating to the Assets or the consulting thereof, to make copies and extracts therefrom, to cause such books to be audited by Independent accountants selected by Owner or other person designated by Owner and to discuss its affairs, finances and accounts relating to the Loans or the Property with its officers, employees and Independent accountants (and by this provision Consultant hereby authorizes such Independent accountants to discuss with such representatives such affairs, finances and accounts). To schedule an inspection or audit, Owner or the person designated by
Owner will give Consultant prior written notice of the time it desires to schedule such inspection or audit, which will be within three (3) days after receipt of that notice. Any expense incident to the exercise by Owner or the person designated by Owner of any right under this Section 3.04 will be borne by
Owner or such person, as the case might be, provided that if an audit is made during, and in connection with, the continuance of an Event of Default, the expense incident to such audit will in all cases be borne by Consultant. If requested by Owner, Consultant will also meet with Owner not less frequently than once a month to discuss the operations and strategy of the consulting practices of Consultant.

                                   ARTICLE IV

                                   Consultant

     Section 4.01 Representations and Warranties Concerning Consultant.
Consultant represents and warrants to Owner as follows:

          (a) Consultant is an entity duly organized, validly existing and in good standing in its jurisdiction of incorporation. Consultant is qualified to do business and will remain so qualified, and is and will remain in good standing, in PRC.

                                      -11-

          (b) Consultant has and will have all licenses or other governmental approvals necessary to perform its obligations pursuant to this Agreement, including, but not limited to, its obligations to provide the Consulting
Services, and Consultant has obtained Qualification.

          (c) Consultant has the requisite power, authority and capacity to execute, deliver and perform this Agreement and all of the transactions contemplated by this Agreement. Consultant has taken all actions necessary to authorize it to perform its obligations pursuant to this Agreement and to consummate the transactions contemplated to be performed by it pursuant to this
Agreement. This Agreement and all other instruments and agreements executed and delivered by Consultant in connection with the transactions contemplated pursuant to this Agreement have been or will be duly executed and delivered by
Consultant and constitute or will constitute legal, valid and binding obligations of Consultant, enforceable in accordance with the terms hereof and thereof, subject, however to any applicable bankruptcy, insolvency, reorganization and other laws affecting creditors' rights generally, to general principles of equity and to any applicable forbearance relief.

          (d) The execution, delivery and performance of this Agreement by
Consultant does not and the consummation of the transactions contemplated by this Agreement will not (i) to the best of Consultant's knowledge violate any material provision of law, rule or regulation applicable to Consultant, (ii)
conflict with any of the terms of Consultant's articles of association, or (iii)
conflict with, result in a breach of or give rise to any right of termination, cancellation or acceleration under any other agreement or instrument to which
Consultant is a party or by which it or any of its assets are bound, which conflict or breach reasonably could be expected to have a material adverse effect on the transactions contemplated by this Agreement or (iv) constitute a default or an event that, with the giving of notice or the passing of time, or both, would constitute a default under any such agreement or instrument, which default could reasonably be expected to have a material adverse effect on the transactions contemplated by this Agreement.

          (e) The execution, delivery and performance by Consultant of this
Agreement and the consummation of the transactions contemplated by this
Agreement do not require the consent or approval of, the giving of notice to, the registration with or the taking of any other action in respect of any governmental or quasi-governmental authority or agency other than those already effected as of the date of this Agreement.

          (f) There are no actions, suits or proceedings pending or, to the knowledge of Consultant, threatened or likely to be asserted against or affecting Consultant before or by any court, administrative agency, arbitrator or governmental or quasi-governmental body (i) with respect to any of the transactions contemplated by this Agreement or (ii) with respect to any other matter that, in the judgment of Consultant, will be determined adversely to
Consultant or if determined adversely to Consultant, will materially and adversely affect it or its business, assets, operations or condition, financial or otherwise, or materially and adversely affect Consultant's ability to perform its obligations pursuant to this Agreement. Consultant is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to affect materially and adversely the transactions contemplated by the above-mentioned documents.

                                      -12-

     Section 4.02 Merger or Consolidation of Consultant.

          (a) Consultant will keep in full effect its existence and rights as a limited liability company pursuant to PRC Law and will obtain and preserve its qualification to do business.

          (b) Consultant will not be merged or consolidated with any other
Person without the written consent of Owner. Any Person into which Consultant may be merged or consolidated, or any entity resulting from any merger or consolidation to which Consultant is a party, or any Person succeeding to the assets of Consultant (i) will be the successor of Consultant under this
Agreement, without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding, and (ii) must obtain Qualification.

     Section 4.03 Removal of Consultant. Consultant may not be removed prior to the termination of this Agreement except as provided in Article VI.

     Section 4.04 Consultant Not to Resign.

          (a) Consultant will not resign from the obligations and duties imposed upon it by this Agreement unless as a result of a change in law Consultant's duties under this Agreement are no longer permissible under applicable PRC Law or Consultant receives a notice from a relevant governmental or regulatory authority to the effect that Consultant's duties under this Agreement are not permissible under applicable PRC Law, or in the event of a termination of this
Agreement pursuant to Article VI or Section 7.01. Subject to applicable PRC Law or the applicable governmental authority in PRC, no such resignation is to become effective unless and until a Qualified Consultant satisfactory to Owner is willing to provide the Consulting Services and enters into a consulting agreement with Owner in form and substance substantially similar to this
Agreement.

          (b) Consultant may not assign or transfer this Agreement or any of its rights, powers, duties or obligations under this Agreement without the prior written consent of Owner.

          (c) Subject to Consultant's resignation under Section 4.04(a), the duties and obligations of Consultant under this Agreement will continue until this Agreement has been terminated as provided in Article VI or Section 7.01 and will survive the exercise by Owner of any right or remedy under this Agreement or the enforcement by Owner of any provision of this Agreement.

     Section 4.05 Liability of Consultant.

          (a) Consultant and any director, officer, employee (including any seconded employee), agent or contractor of Consultant may rely in good faith on any document of any kind that, prima facie, is properly executed and submitted by any appropriate Person respecting any matters arising under this Agreement.

          (b) Consultant will indemnify Owner from, and hold it harmless against any loss, liability, claim, cost, damage, or expense (including reasonable attorneys' fees) incurred solely as a result of an act or omission of Consultant or any director, officer, shareholder, partner, employee of Consultant relating to the performance of Consultant's duties under this Agreement (i) for which

                                      -13-

Consultant is responsible under the General Principles of Civil Law of PRC and other relevant PRC Laws or (ii) that constitute a breach of any provision of this Agreement.

          (c) The provisions of this Section 4.05 will survive the termination of this Agreement.

     Section 4.06 Consultant Qualification. Consultant will use its best efforts to maintain and preserve in full force and effect and will take no action to jeopardize the continuing validity of its Qualification. Owner agrees to cooperate reasonably with Consultant's efforts to maintain and preserve its
Qualification, all at the cost and expense of Consultant. Consultant acknowledges that its maintaining and preserving its Qualification is of critical importance to Owner and that Owner is entering into this Agreement in reliance on Consultant's agreement to maintain its Qualification. Any failure to maintain and preserve its Qualification will constitute Consultant's breach of this Agreement. Without limiting the foregoing, Consultant shall, prior to 27
June 2005, provide Owner with a copy of its business license which has a validity period until 27 March 2015 and which specifies an approved business scope which is the same as that specified in the business license No. 0495538 granted to Consultant on 28 March 2005.

     Section 4.07 Consultant Insurance. Consultant will maintain, at its own cost and expense, insurance with respect to its activities and operations under this Agreement. Such insurance shall be in such amounts and shall contain such terms as are usual and customary in PRC or as otherwise directed by Owner to the extent such insurance is available on commercially reasonable terms. All policies required pursuant to this Section 4.07 will name Owner as an additional insured and a co-payee.

     Section 4.08 Foreign Corrupt Practices Act; Integrity Policy and other
Citigroup Policies. Consultant acknowledges that it is familiar with the principal prohibitions and requirements of the United States Foreign Corrupt
Practices Act (the "FCPA") and that the performance of its obligations under this Agreement will neither violate the FCPA nor cause Owner to violate the
FCPA. Consultant agrees to comply with the Integrity Policy and other Citigroup
Policies attached hereto as Exhibits B and E respectively in relation to the performance of its duties under this Agreement.

     Section 4.09 Conflicts. Consultant will at no time during the term of this
Agreement acquire or hold for its own account any legal, financial or other economic interest in any Obligor. Consultant will require each member of staff to disclose whether he or she has any legal, financial or other economic interest in any borrower under a Loan and Consultant will have procedures in place to address any conflicts of interest that may arise with respect to such disclosure.

     Section 4.10 Personnel. Consultant will at all times have sufficient personnel to perform Consultant's obligations under this Agreement and will ensure that there are adequate controls and segregation of personnel in accordance with the Citigroup Policies.

                                      -14-

                                    ARTICLE V

                                      Owner

     Section 5.01 Representations and Warranties Concerning Owner. Owner
represents and warrants to Consultant as follows:

          (a) Owner is a company duly organized, validly existing and in good standing pursuant to Mauritius Law. Owner is qualified to do business and will remain so qualified, and is and will remain in good standing, in its jurisdiction of incorporation.

          (b) Owner has and will have all licenses or other governmental approvals necessary to perform its obligations pursuant to this Agreement, particularly including, but not limited to, the acquisition and ownership of the
Assets.

          (c) Owner has the requisite power, authority and capacity to own the
Assets and to execute, deliver and perform this Agreement and all of the transactions contemplated by this Agreement. Owner has taken all corporate actions necessary to authorize it to perform its obligations pursuant to this
Agreement and to consummate the transactions contemplated to be performed by it pursuant to this Agreement. This Agreement and all other instruments and agreements executed and delivered by Owner in connection with the transactions contemplated pursuant to this Agreement have been or will be duly executed and delivered by Owner and constitute or will constitute legal, valid and binding obligations of Owner, enforceable in accordance with the terms hereof and thereof, subject, however to any applicable bankruptcy, insolvency, reorganization and other laws affecting creditors' rights generally.

          (d) The execution, delivery and performance of this Agreement by Owner does not and the consummation of the transactions contemplated by this Agreement will not (i) to the best of Owner's knowledge violate any material provision of law, rule or regulation applicable to Owner, (ii) conflict with any of the terms of Owner's articles of association, or (iii) conflict with, result in a breach of or give rise to any right of termination, cancellation or acceleration under any other agreement or instrument to which Owner is a party or by which its assets are bound, which conflict or breach would reasonably be expected to have a material adverse effect on the transactions contemplated by this Agreement or
(iv) constitute a default or an event that, with the giving of notice or the passing of time, or both, would constitute a default under any such agreement or instrument, which default would reasonably be expected to have a material adverse effect on the transactions contemplated by this Agreement.

          (e) The execution, delivery and performance by Owner of this Agreement and the consummation of the transactions contemplated by this Agreement do not require the consent or approval of, the giving of notice to, the registration with or the taking of any other action in respect of any governmental or quasi-governmental authority or agency other than those already effected as of the date of this Agreement.

          (f) There are no actions, suits or proceedings pending or, to the knowledge of Owner, threatened or likely to be asserted against or affecting
Owner before or by any court, administrative

                                      -15-

agency, arbitrator or governmental or quasi-governmental body (i) with respect to any of the transactions contemplated by this Agreement or (ii) with respect to any other matter that, in the judgment of Owner, if determined adversely to
Owner, will materially and adversely affect it or its business, assets, operations or condition, financial or otherwise, or materially and adversely affect Owner's ability to perform its obligations pursuant to this Agreement.
Owner is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to affect materially and adversely the transactions contemplated by the above-mentioned documents.

     Section 5.02 Delivery of Records. As soon as practicable after the date of this Agreement, Owner will deliver or cause to be delivered and entrusted on behalf of Owner to Consultant copies of all Loan Files and any other documents in Owner's possession relating to the Assets. To the extent Owner omitted to deliver any such Loan Files and documents to Consultant on such date, Owner shall promptly deliver them to Consultant upon discovery of such omission.

     Section 5.03 Cooperation. Without prejudice to any other provisions herein,
Owner will in good faith cooperate and provide Consultant with such assistance as may reasonably be necessary to enable Consultant to perform or facilitate
Consultant in performing its duties and obligations under this Agreement.

     Section 5.04 Designate Representatives. On the date of this Agreement, and as necessary from time to time thereafter, Owner shall designate in writing at least two (2) representatives ("Representatives") (and continue to have designated at least two (2) representatives at all times during the term of this
Agreement) who shall have the authority to act on behalf of Owner in connection with the exercise by Owner of any of its rights under this Agreement, including the giving or granting of any approval, consent, direction, waiver or request
(each exercise of any such right being referred to as an "Exercise of Owner's
Rights"), as set out in this Section 5.04. The initial Representatives shall be
Desmond Chum, Patrick Chui and John Redick. Consultant may rely on a communication from any one of the Representative or his/her specified alternate, if any, as being a communication from that Representative. It shall be the obligation of each Representative to communicate in respect of each Exercise of
Owner's Rights with Owner and/or the other Representatives and to provide
Consultant written notice of any such Exercise of Owner's Rights in accordance with this Section 5.04. Any written notice of an Exercise of Owner's Rights contemplated to be given or granted by Owner to Consultant pursuant to this
Agreement may be given or granted by Owner by way of e-mail sent to Consultant by all the Representatives, PROVIDED THAT where an Exercise of Owner's Rights relates to any single expenditure, cost or expense to be incurred by Consultant in excess of RMB 20,000 (or its equivalent in another currency), written notice of such Exercise of Owner's Rights must also be obtained from such personnel identified in, and in accordance with, Exhibit C, which notice shall be coordinated with the assistance of the Representatives.

     Owner shall be entitled, with prior written notice to Consultant, to remove or substitute any of the personnel identified in Exhibit C.

                                      -16-

                                   ARTICLE VI

                             Default and Termination

     Section 6.01 Events of Default and Termination.

          (a) Any of the following acts or occurrences will constitute an Event of Default by Consultant pursuant to this Agreement:

               (i) Failure on the part of Consultant to observe or perform in any material respect the following covenants:

                    (A) Failure on the part of Consultant to keep in full effect its existence as an entity under the laws of its incorporation or organization and to obtain and preserve its Qualification.

                    (B) Consultant merges or consolidates with any other Person without the written consent of Owner.

                    (C) Consultant resigns from the obligations and duties
imposed upon it by this Agreement other than as a result of (i) a change in law rendering Consultant's duties under this Agreement no longer permissible under applicable PRC Law or, (ii) receipt by Consultant of a notice from a relevant governmental or regulatory authority to the effect that Consultant's duties under this Agreement are not permissible under applicable PRC Law, or (iii) a termination of this Agreement pursuant to Article VI or Section 7.01.

                    (D) Consultant assigns or transfers this Agreement or any of its rights, powers, duties or obligations under this Agreement without the prior written consent of Owner.

                    (E) Consultant fails to use its best efforts to maintain and preserve in full force and effect its Qualification or Consultant takes any action to jeopardize the continuing validity of its Qualification.

               (ii)Failure on the part of Consultant to observe or perform in any material respect any other covenant or agreement on the part of Consultant set forth in this Agreement;

               (iii) Consultant files a petition under applicable insolvency laws or a decree or order of a court or agency or supervisory authority having jurisdiction in respect of Consultant for the appointment of a receiver or liquidator in any insolvency, readjustment of debt, or similar proceeding, or for the winding-up or liquidation of its affairs, has been entered against
Consultant and such filing, decree or order has remained in force undischarged or unstayed for a period of sixty (60) days;

               (iv) Consultant consents to the appointment of a receiver or liquidator in any insolvency, readjustment of debt, or similar proceeding of or relating to Consultant or of or relating to all or substantially all of its property;

                                      -17-

               (v) Violation by Consultant of any material provision of PRC Law or any judgment of any court or governmental authority applicable to Consultant or any Citigroup Policies;

               (vi)Any actual or potential fraud and/or criminal activities on the part of Consultant;

               (vii) Failure of Consultant to take reasonable steps to remedy or otherwise cure any material monetary damages caused by any violation of PRC Law by any of Consultant's agents or non-managerial employees that results in a material adverse effect on Owner or the Assets;

               (viii) Consultant violates any material provision of the company policy of Consultant or any other material agreement to which Consultant is a party that would, in each case, materially impair Consultant's ability to perform its obligations under this Agreement; or

               (ix)Any representation, warranty or statement of Consultant made in this Agreement or any certificate, report or other writing delivered pursuant to this Agreement proves to be incorrect in any material respect as of the time made.

          (b) Any of the following acts or occurrences will constitute an Event of Default of Owner:

               (i) Failure on the part of Owner to observe or perform in any material respect any covenant or agreement on the part of Owner set forth in this Agreement that continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the failure to be remedied, has been given to Owner by Consultant; provided, however, that if such breach is capable of being remedied but is of the nature that it cannot be reasonably expected to be remedied within such thirty-day (30-day) period and
Owner is using its good faith efforts to cure such breach, the 30-day period will be extended for up to an additional ninety (90) days so long as Owner continues to use good faith efforts to cure the breach;

               (ii)Owner files a petition under applicable insolvency laws or a decree or order of a court or agency or supervisory authority having jurisdiction in respect of Owner for the appointment of a receiver or liquidator in any insolvency, readjustment of debt, or similar proceeding, or for the winding-up or liquidation of its affairs, has been entered against Owner and such filing, decree or order has remained in force undischarged or unstayed for a period of sixty (60) days;

               (iii) Owner consents to the appointment of a receiver or
liquidator in any insolvency, readjustment of debt, or similar proceeding of or relating to Owner or of or relating to all or substantially all of its property;
or

               (vi)Violation by Owner of any material provision of PRC Law or any judgment of any court or governmental authority applicable to Owner that would have a material adverse effect on the Assets and the violation remains uncured for a period of thirty (30) days after Owner is notified in writing of the violation by Consultant or any applicable governmental authority.

                                      -18-

          (c) If any Event of Default has occurred and is continuing, (i) if the non-defaulting party is Consultant, it may immediately terminate this Agreement by notice given to Owner or (ii) if the non-defaulting party is Owner, it may immediately terminate Consultant's appointment as Consultant under this
Agreement. On and after the receipt of any such notice, all rights, powers, duties and responsibilities of Consultant under this Agreement will vest in and be assumed by a Qualified Consultant appointed by Owner. In the event Consultant is the defaulting party, Owner is hereby authorized and empowered to execute and deliver, on behalf of Consultant, as attorney-in-fact or otherwise, all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect such vesting and assumption.
Consultant agrees to cooperate with Owner to effect such termination and to provide a successor Consultant with such documents and monies in its possession and held in its capacity as Consultant under this Agreement.

     Section 6.02 Termination for Convenience. Owner may terminate this
Agreement at any time upon five (5) Business Days' prior written notice to
Consultant.

     Section 6.03 Effect of Termination. Termination of this Agreement for any reason shall not affect any right, obligation or liability that has accrued under this Agreement on or prior to the date of termination. Upon termination of this Agreement (a) Owner shall pay all fees and expenses payable to Consultant that have accrued up to and including the date of termination within thirty (30)
days after Consultant has given notice to Owner of the amount thereof; and (b)
Consultant shall reimburse Owner for any fees and expenses prepaid to Consultant and applicable to periods arising after the date of termination within thirty
(30) days after Owner has given notice to Consultant of the amount thereof.

                                   ARTICLE VII

                            Miscellaneous Provisions

     Section 7.01 Termination of Agreement. The respective duties and obligations of Consultant and Owner created by this Agreement are to terminate, if they have not terminated previously, upon the Final Recovery Determination of the last remaining Loan or Property. Upon the termination of this Agreement pursuant to this Section 7.01, Consultant will pay all moneys in any escrow account to the Persons entitled thereto and will pay over to Owner or any other
Person entitled thereto all other moneys held by Consultant.

     Section 7.02 Amendment. This Agreement may not be amended except by a written instrument executed by Owner and Consultant.

     Section 7.03 Applicable Law. The formation, validity, interpretation, execution and any performance of this Agreement, and the settlement of any disputes between the parties hereunder, shall be governed by PRC Law.

                                      -19-

     Section 7.04 Dispute Resolution.

          (a) Any and all disputes, controversies or claims arising out of or relating to the interpretation or implementation of this Agreement, or the breach hereof or relationships created hereby shall be settled through friendly consultations. If the dispute is not resolved through friendly consultations within thirty (30) days from the date a party gives the other party written notice of a dispute, then it shall be resolved exclusively by arbitration under the auspices of and in accordance with the Arbitration Rules of the China
International Economic and Trade Arbitration Commission ("CIETAC") then in effect, and shall be submitted to CIETAC in Beijing, China.

          (b) Any arbitration shall be heard before three (3) arbitrators, one
(1) of whom shall be appointed by the Owner, one (1) shall be appointed by the
Consultant, and the remaining arbitrator (the chairman) shall be appointed by the two arbitrators appointed respectively by the parties. The arbitration shall be final and binding on the parties, shall not be subject to any appeal, and the parties agree to be bound thereby and to act accordingly. The losing party, as determined by the arbitrators, shall pay all out-of-pocket expenses incurred by the prevailing party (including legal fees), as determined by the arbitrators in connection with any such dispute. Throughout any dispute resolution and arbitration proceedings, the parties shall continue to perform this Agreement, to the extent practical, with the exception of those parts of the Agreement that are under arbitration.

     Section 7.05 Notices. Every notice or other communication required or contemplated by this Agreement by any party will be delivered either by (a)
personal delivery, (b) reputable overnight delivery service, or (c) facsimile or
e-mail, confirmed under the foregoing clauses (a) or (b) above, and addressed in each case as set forth below:

If to Owner:            Huizhou One Limited
                        c/o Citigroup Global Markets Asia Limited
                        50th Floor
                        Citibank Tower
                        Citibank Plaza
                        3 Garden Road
                        Central
                        Hong Kong
                        Attention: Legal Department
                        Facsimile: (852) 2105 8105

                                      -20-

If to Consultant:       Chinawe Asset Management (PRC) Limited
                        c/o Chinawe Asset Management Ltd.
                        Room 7, 13/F., Block A
                        Fuk Keung Industrial Building
                        66-68 Tong Mi Road
                        Kowloon
                        Hong Kong
                        Attention: Vivian Chu/Ken Wai
                        Facsimile: (852) 2395 5728

Any of the persons mentioned above may change its address for notices hereunder by giving notice of such change to the other persons. Notice by reputable overnight delivery service will be effective on the date it is officially recorded as delivered to the intended recipient by such service. All notices and other communication sent by personal delivery, facsimile or e-mail will be deemed to have been delivered to and received by the addressee and will be effective on the date of personal delivery or on the date sent, respectively.
Notice not given in writing will be effective only if acknowledged in writing by a duly authorized representative of the Person to whom it was given.

     Section 7.06 Severability of Provisions. If one or more of the provisions of this Agreement is for any reason whatsoever held invalid or unenforceable, such provisions will be deemed severable from the remaining covenants, agreements and provisions of this Agreement and such invalidity or unenforceability will in no way affect the validity or enforceability of such remaining provisions, or the rights of any parties to this Agreement. To the extent permitted by law, the parties to this Agreement hereby waive any provision of law that renders any provision of this Agreement invalid or unenforceable in any respect.

     Section 7.07 Prior Understandings. This Agreement supersedes any and all prior discussions and agreements between Consultant and Owner with respect to the matters contained in this Agreement, and this Agreement contains the sole and entire understanding between the parties to this Agreement with respect to the transactions contemplated in this Agreement.

     Section 7.08 Article and Section Headings. The Article and Section headings in this Agreement are for convenience of reference only and will not limit or otherwise affect the meaning of any provision of this Agreement.

     Section 7.09 Controlling Version. This Agreement is executed in both
English and Chinese. Both language versions of this Agreement shall be equally authentic.

     Section 7.10 Drafting Presumption. This Agreement will be construed fairly as to each party regardless of which party drafted it. Owner and Consultant acknowledge and agree that each of them played a significant and essential role in the preparation, drafting and review of this Agreement.

                                      -21-

     Section 7.11 Confidentiality.

          (a) Each party agrees that, without the consent of the other party, it will not disclose to any Person or entity the contents of this Agreement, except that either party may make any such disclosure:

               (i) If required to do so by any law, rule or regulation or pursuant to a decree of any court or administrative agency;

               (ii)To any governmental authority, self-regulatory entity or stock exchange having or asserting jurisdiction;

               (iii) If its attorneys advise it that it has a legal obligation to do so or that failure to do so might result in it incurring a liability to any other person or entity;

               (iv)To its professional advisors and auditors, provided that each such person agrees to keep such disclosed information confidential on the same terms as are provided in this Section 7.11, or

               (v) If necessary in connection with an application to a
regulatory authority in relation to or in connection with the transactions contemplated hereby.

          (b) Consultant may disclose the contents of this Agreement to any entity proposing to enter into contractual relations with Consultant in respect of the Assets.

          (c) Owner may disclose the contents of this Agreement to any proposed transferee, assignee, participant or other entity proposing to enter into contractual relations with Owner in respect of Owner's rights under this
Agreement.

          (d) Any information or other documents provided as to US tax treatment or structure of this transaction (including tax opinions or any other tax analyses) may be disclosed by Owner (including its employees, representatives and agents) to any and all persons, without restrictions of any kind.

          (e) Consultant will, and will cause its officers, employees, representatives, consultants and advisors to, hold in confidence all information concerning the operation and performance of the Assets and the Obligors except as appropriate for the Consultant to perform its obligations under this
Agreement. Notwithstanding the foregoing, the confidentiality obligations of this Section 7.11(e) will not apply to information that (i) Consultant is compelled to disclose by judicial or administrative process, or by other mandatory requirements of law; (ii) can be shown to have been generally available to the public other than as a result of a breach of this Section
7.11(e); or (iii) can be shown to have been provided to Consultant by a third party who obtained such information other than from Consultant or other than as a result of a breach of this Section 7.11(e). Consultant will not use information provided by the Obligors under the Loan Documents or in connection with resolving the Loans other than for the purposes of performing Consultant's obligations under this Agreement.

                                      -22-

          (f) Notwithstanding the foregoing provisions of this Section 7.11,
Owner and Consultant may disclose certain information regarding the transactions contemplated by this Agreement through mutually agreed press releases and other public notices.

     Section 7.12 Successors and Assigns. All covenants and agreements contained in this Agreement will be binding upon, and inure to the benefit of, the parties hereto and their respective permitted successors and assigns; provided, however, that Consultant may not assign its rights or powers hereunder or delegate any of its duties or obligations hereunder without the prior written consent of Owner, which may be granted or withheld in Owner's sole discretion.

     Section 7.13 Injunctive Relief. Notwithstanding any other provision of this
Agreement, each party acknowledges that a breach of confidentiality as provided in Section 7.11 or other obligations under this Agreement may result in irreparable harm and damages to the affected party in an amount difficult to ascertain and that cannot be adequately compensated by a monetary award.
Accordingly, in addition to any other relief to which the affected party and its
Affiliates may be entitled at law or in equity, such party shall be entitled to temporary and/or permanent injunctive relief from any breach or threatened breach by the relevant party without proof of actual damages that have been or may be caused to such parties by such breach or threatened breach.

                            [SIGNATURE PAGE FOLLOWS]

                                      -23-

IN WITNESS WHEREOF, OWNER AND CONSULTANT HAVE CAUSED THIS AGREEMENT TO BE DULY
EXECUTED BY THEIR RESPECTIVE OFFICERS THEREUNTO DULY AUTHORIZED AS OF THE DAY
AND YEAR FIRST ABOVE WRITTEN.

                                                  HUIZHOU ONE LIMITED

                                                  By:/s/ Joseph T. Draper
                                                     ---------------------
                                                  Name: Joseph T. Draper
                                                        ------------------
                                                  Title: Managing Director
                                                        ------------------

                                                  CHINAWE ASSET MANAGEMENT
                                                    (PRC) LIMITED

                                                  By: /s/ Alan Wai
                                                      --------------------
                                                  Name: Alan Wai
                                                        ------------------
                                                  Title: Managing Director
                                                         -----------------

                                      -24-

                                    EXHIBIT A
                                   DEFINITIONS

     "Affiliate" means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person.
For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such
Person, directly or indirectly, whether through the ownership of shares, equity in registered capital or other voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Agreement" means this Asset Consulting Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

     "Allocated Land Use Right" means a right of use of specified real property based on an allocated land use right provided by the relevant governmental authority, in accordance with the real property laws of PRC.

     "Allocated Purchase Price" has the meaning given to it in the Asset Sale and Purchase Agreement.

     "Asset" or "Assets" means the Loans, together with any related assets transferred to Owner by Great Wall and the Property, Liquidation Proceeds, and
other proceeds of the Loans and will include any other property of Owner from time to time agreed by Owner and Consultant to be included as assets for purposes of this Agreement.

     "Assets Sale and Purchase Agreement" means the Loan Purchase and Sale
Agreement dated 27 April 2004 between Citigroup Financial Products Inc. and
Great Wall in relation to the Assets.

     "Borrower" or "Borrowers" means a borrower under a Loan including those
Persons identified as such in Schedule 1.

     "Business Day" means any day except a Saturday, Sunday or other day on which banking institutions in PRC are authorized by law or regulation to close.

     "Business Plans" means any plans prepared and developed with respect to, but not limited to, the consulting, administration, management, restructuring, enforcement, settlement, resolution or disposition of the Assets.

     "CIETAC" is defined in Section 7.04(a).

     "Citigroup Policies" means the policies and procedures of Owner in force and effect from time to time, as set out in Exhibit E or otherwise notified by or on behalf of Owner to Consultant in writing.

     "Collection Fee" has the meaning given to it in Section 2.07.

                                      -25-

     "Consultant" means Chinawe Asset Management (PRC) Limited

     "Consultant's Certificate" means a certificate signed by a Consulting
Officer.

     "Consulting Fee" is defined in Section 2.07.

     "Consulting Officer" means any officer, senior employee or representative of Consultant involved in, or responsible for, the administration and consulting of the Assets, whose name and specimen signature appear on a list of consulting officers furnished to Owner by Consultant, as such list may from time to time be amended.

     "Consulting Period" means (i) initially the period commencing on the date of this Agreement and ending at the end of the Fiscal Year in which the date of this Agreement occurs and (ii) thereafter, each Fiscal Year, provided that the last Consulting Period will end on the date of termination of this Agreement.

     "Consulting Services" has the meaning given to it in Section 2.02.

     "Event of Default" means in respect of Consultant any of the Events of
Default set out in Section 6.01(a), and in respect of Owner, any of the Events of Default set out in Section 6.01(b).

     "Excess profits" means, with respect to each Borrower for which the Net
Resolution Proceeds for all the Assets of such Borrower exceeds the Resolution
Proceeds Target for such Borrower, the amount by which the Net Resolution
Proceeds for the Assets of such Borrower exceeds the Resolution Proceeds Target for such Borrower.

     "Final Recovery Determination" means, with respect to any Asset, the actual recovery of the full amount of all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries (including proceeds of the final sale of any
Property and any payments from a Surety) that is expected to be finally recoverable.

     "Fiscal Year" means the fiscal year of Consultant ending on December 31 of each calendar year, subject to modification with Owner's consent.

     "Foreclosure Proceedings" means the court proceedings (including, without limitation, any proceedings, process and/or acts in connection with the enforcement of any judgment or settlement agreement) by which a creditor seeks payment of the outstanding amount of a mortgage loan, together with the related interest and expenses, pursuant to PRC Law. Foreclosure Proceedings include, but are not limited to, auctions of property subject to a Mortgage in full or partial satisfaction of a non-performing loan.

     "Granted Land Use Right" means a right of use, for a fee, of specified real property based on a granted land use right provided by the relevant government authority in accordance with the real property laws of PRC.

                                      -26-

     "Independent" means, when used with respect to any specified Person, any such Person who (a) does not have any direct financial interest, or any material indirect financial interest, in any of the Owner, Consultant, or any Affiliate thereof, and (b) is not connected with the Owner, Consultant or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a
Person will not fail to be Independent of the Owner, Consultant or any Affiliate
thereof merely because such Person is the beneficial owner of five percent or less of any class of securities or equity interests issued by the Owner,
Consultant or any Affiliate thereof, as the case might be.

     "Insolvency Proceedings" means any bankruptcy, liquidation, insolvency, dissolution or reorganization procedure under PRC Law.

     "Insurance Proceeds" means proceeds of any fire and hazard insurance policy, title insurance policy or other insurance policy relating to a Loan or a
Property to the extent such proceeds are not to be applied to the restoration of the Property or released to the Obligor in accordance with the express requirements of a Loan Document or other documents included in a Loan File or in accordance with prudent and customary consulting practices.

     "Integrity Policy" means the integrity policy of Owner in force and effect from time to time, as set out in Exhibit B or otherwise notified by or on behalf of Owner to Consultant in writing.

     "Land Use Right" means any Allocated Land Use Right or Granted Land Use
Right, as the case may be.

     "Liquidation Proceeds" means the amount received by Consultant on behalf of
Owner (a) in connection with the enforcement of a Loan through an auction, sale or otherwise, or (b) in connection with a sale, repayment in full or in part, liquidation or other disposition or satisfaction of a Loan or a Property.

     "Loan" means, individually, any of the loans set forth in Schedule 1 and the other related assets and collateral in respect of that Loan transferred to
Owner from Great Wall, and "Loans" means, collectively, all of the loans set forth in Schedule 1 and the other related assets and collateral transferred to
Owner from Great Wall.

     "Loan Documents" means the agreements, instruments and documents evidencing, securing or relating in any way to a Loan, including (but not limited to) any Note, Loan Evidence, or Mortgage evidencing or securing a Loan and any bankruptcy, reorganization, composition, rationalization or other restructuring plan in effect with respect to a Loan or the Obligor under any
Loan.

     "Loan Evidence" means any agreement or document evidencing the indebtedness of an Obligor under a Loan (including without limitation any guarantee, indemnity or other contractual right), other than a Note, together with any rider, addendum or amendment thereto. The Loan Evidence might include, without limitation, original documents or copies thereof.

                                      -27-

     "Loan File" or "Loan Files" means the underwriting, consulting and collateral documents relating to a Loan. The documents in the Loan Files may be original documents or copies thereof.

     "Mortgage" means any mortgage and/or other instrument or security securing the repayment of any Loan, including any amendments or modifications thereto.

     "Note" means the original promissory note or other similar instrument evidencing the indebtedness of an Obligor under a Loan, together with any rider, addendum or amendment thereto.

     "Obligor" or "Obligors" means, with respect to any Loan, the unreleased obligors (including the issuer, guarantors or endorsers of a Note or Loan
Evidence) as of the date specified.

     "Owner" means Huizhou One Limited, a company validly incorporated and existing under the laws of Mauritius, whose registered office is at 608 St.
James Court, St. Denis Street, Port Louis, Mauritius.

     "Owner's Bank Accounts" is defined in Section 2.04.

     "Person" or "Persons" means an individual, a corporation, a limited liability company, a company, a partnership, a joint venture, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "PRC" means the People's Republic of China.

     "PRC Law" means all published and publicly available applicable laws and regulations of PRC.

     "Proceeding" means any judicial or administrative proceeding.

     "Proceedings Management" means the prosecution of the Foreclosure
Proceedings and Insolvency Proceedings as directed by Owner, management of the
Assets and negotiation with Obligors at the directions of Owner, and any other appropriate action with respect to the resolution, restructuring, settlement or other disposition of the Assets and/or the Properties in accordance with the instructions of Owner and PRC Law.

     "Property" or "Properties" means any property, whether real or personal, whether encumbered by a Mortgage or not, including but not limited to Settled
Asset Property or other asset transferred to Owner in payment or settlement in whole or in part of any Loan.

     "Property Protection Expenses" means, with respect to a Loan or a Property, the following costs and expenses, but only to the extent that (a) they are paid to Persons who are generally in the business of providing such goods and services and who are, unless Owner unanimously agrees otherwise, not Affiliates of Consultant, and (b) they do not result from any activity of Owner or from any expense to be reimbursed to Owner:

                                      -28-

          (i) premiums or other fees related to any modification or conversion of land use rights, stamp duties, deed taxes, and transfer taxes; and

          (ii) any Asset improvement expenses that do not violate PRC Laws and are approved in writing by Owner.

     "Purchase Price" means RMB 280,000,000.

     "Qualification" means the obtaining of those licenses and approvals for a
Person to qualify as a consultant of financial assets on behalf of the owner of those assets pursuant to applicable provisions of PRC Law.

     "Qualified Advisor" will mean any counsel or other third party advisor or consultant who is Independent and experienced in real property transactions and investments in the locale with respect to which the advice is being sought.

     "Qualified Insurer" means an insurance company or security or bonding company Independent of Consultant qualified to write the related insurance policy in the relevant locale whose claims paying ability at the time of determination is rated at least an investment grade by a recognized statistical organization or otherwise approved by Owner.

     "Qualified Consultant" means any entity acceptable to Owner that, at the time of determination, is (a) organized and doing business pursuant to PRC Law,
(b) authorized to perform the duties of a Consultant of financial assets on the terms set forth in this Agreement on behalf of Owner and (c) not restricted or prohibited from contracting with Owner or any governmental agency or authority of PRC.

     "Reporting Date" means: (i) in respect of monthly reports, the fifteenth
(15th) calendar day in each calendar month following the calendar month in respect of which the relevant report is to be made; and (ii) in respect of quarterly reports, the fifteenth (15th) calendar of May, August, November and
February of each calendar year following the relevant calendar quarter; and
(iii) in respect of annual reports, the ninetieth (90th) calendar day in each calendar year following the relevant annual period.

     "Settled Assets" means those Loans designated as "Settled Assets" on
Schedule 1.

     "Settled Asset Property" means, with respect to any Settled Asset, the land
(including, without limitation, the Land Use Right applicable to such land), improvements, personal property and other items that are covered under such
Settled Asset. The term "Settled Asset Property" shall apply to a particular
Settled Asset Property or to the aggregate Settled Asset Property, as the context may require. For the purposes of this definition, the term "Settled
Asset Property" includes the land affected by the particular Settled Asset, even though the Settled Asset covers only the Land Use Right appurtenant to such land.

     "Surety" means any payment guarantee on a Loan made by any financial institution or any other institution that issues guarantees as a part of its business.

                                      -29-

                                    EXHIBIT B

                                INTEGRITY POLICY
THE LAW

     The Foreign Corrupt Practices Act ("FCPA") prohibits United States companies and their agents, officers, and employees from offering, promising or paying any thing of value, directly or indirectly, to a government official, for the purpose of influencing the government official to assist Huizhou One Limited
(the "Company") in obtaining or retaining business for itself or anyone else.
This could also include paying anything of value for the purpose of:

     o    Influencing any decision of the government official, including a decision to fail to perform his lawful duty, or

     o    Inducing the government official to use his influence with the government or any of its instrumentalities to influence any decision of the government or its instrumentality.

     The term "government official" may include (i) officials and employees and
(ii) other individuals acting in an official capacity on behalf of:

     o    Non-US governments and governmental agencies and instrumentalities,

     o    Companies that are partially or wholly-owned by non-US governments or governmental agencies (notwithstanding the fact that the company may be publicly listed),

     o    Other organizations that may be controlled by the government,

     o    Public international, or supranational, organizations such as the
          Asian Development Bank, The Hong Kong Economic and Trade Offices,
          International Bank for Reconstruction and Development, International
          Monetary Fund and the World Trade Organization, or

     o    Non-US political parties, including candidates as well as the party itself.

     The FCPA does not prohibit all payments to government officials, such as payments to officials that are lawful under the written laws or regulations of the official's country. However, the FCPA is interpreted very broadly and is not limited in scope to traditional "bribes". It might also be triggered by the following:

     o    Giving a government official gifts,

     o    Payment of travel and expense reimbursements to a government official,

     o    Overpayment for a government official's shares in an enterprise,

     o    Payment of an inflated director's fee to a board member of a joint venture, where the board member is an officer of a state enterprise that is a co-venturer, or

     o    Giving a government official who is an equity investor in an enterprise a special class of stock with unusually high dividends or favorable liquidation rights.

                                      -30-

A breach of the FCPA may expose the person or entity concerned to criminal sanctions including fines and (in the case of individuals) imprisonment. Each director and officer of the Company and all employees of the Company must be particularly cautious whenever "warning flags" are present, which are discussed below.

THE COMPANY'S POLICY

     Each director and officer of China Great Wall Asset Management Corporation,
Guangzhou Branch ("Consultant") and all employees of Consultant shall refrain from any acts that are prohibited by the FCPA. Compliance with the provisions and requirements of the FCPA will be evaluated and monitored by the members of the Company and legal counsel of the members of the Company. All of Consultant's employees who are involved in asset resolutions or who have access to the funds of the Company for these activities are required to certify annually their compliance with the FCPA and this Policy. Required Approvals

     Prior approval from the members of the Company is required for any gifts to, payment of any travel, lodging or meal expenses for, or entertainment of government officials. In addition, the hiring of any agent or consultant to develop business or in any way deal with government officials, any secondments of government officials, any joint venture partners or any other business partnerships require the Company's members' pre-approval. Books and Records

     All gifts, entertainment, travel and other expenses paid to or on behalf of government officials or agents and business partners must be accurately reflected on the Company's books and records.

SUPERVISORY RESPONSIBILITIES

     Supervisors who approve expenditures or sign-off on expense reports are responsible for ensuring that this policy has been adhered to. If a supervisor has a reason to know or is aware of suspicious circumstances concerning adherence to this policy, they should contact the members of the Company immediately.

INVESTMENT TRANSACTIONS, AGENTS AND BUSINESS PARTNERS

     The Company will, from time to time, use agents, consultants, contractors and business partners (collectively "Representatives"). It is the Company's policy that:

     o    Representatives are selected solely on the basis of merit. A
          Representative may not be retained to do things that are prohibited by this Integrity Policy or the FCPA.

     o    Each Representative must be carefully selected and evaluated before it is retained by the Company. It is the responsibility of the General
          Manager of Consultant, in consultation with the members of the
          Company, to conduct a background investigation on all potential
          Representatives.

                                      -31-

     o    No oral agreements or arrangements are to be made with any
          Representative. All arrangements with a Representative must be in writing and in accordance with the terms of the Consulting Agreement.

     o    Compensation should be in the amounts that are customary and reasonable in relationship to the services provided. Compensation, expenses and other payments must be properly reflected in the
          Company's records, books of account, and financial statements.

     o    No payments may be made in cash, to third persons, or to bank accounts that are not in the Representative's name. Payments may be made only in the country where the Representative resides or where the services are rendered.

     As a general rule, whenever a government official is directly or indirectly involved with the Company in a proposed investment transaction, whether as a joint venturer, shareholder, director, employee, consultant or otherwise, the
Company must avoid making promises or transfers of money or stock or anything else of value, directly or through another person, such as an agent, until the proposed transfer has been fully analyzed for compliance with the FCPA.
Particular caution is necessary whenever "warning flags" are present. By way of example, heightened scrutiny would be required if:

     o    The host country of the transaction has a reputation for corruption,

     o    The Company discovers that its prospective agent or business partner has a reputation for dishonesty or corruption,

     o    A prospective agent or business partner refuses to make
          representations about its knowledge of, and/or compliance with, the
          FCPA,

     o    A prospective agent or business partner has a known relationship with a government official who is directly or indirectly in a position to award, or influence the award or retention of, business to the
          Company,

     o    The Company's agent requests payment of unusually high commissions or our prospective business partner requests an unusually large payment in return for an equity stake in a business,

     o    The Company's agent or prospective business partner requests payments in cash or to third country bank accounts, or

     o    The Company's agent or prospective business partner engages in other suspicious conduct, such as keeping false records or requesting that false records be kept, or provides suspicious assurances.

     Any employee of the Company who has any indication that an employee or a
Representative has violated or may violate this Policy or any relevant law, or any indication that a Representative has or is in the process of being retained in a manner that violates this policy shall immediately report this information to the members of the Company. Failure to report such

                                      -32-

information shall be cause for disciplinary action against the employee, up to and including termination.

     These basic guidelines are not exhaustive and are not intended to override any other code of conduct or other policies of the Company. ANY QUESTIONS
CONCERNING THESE POLICIES OR REQUESTS FOR APPROVALS SHOULD BE ADDRESSED TO THE
CHAIRMAN OF BOARD OF THE MEMBER OF THE COMPANY.

                                      -33-